UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 5, 2006

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

19700 Fairchild Road, Suite 230, Irvine, California 92612
(Address of principal executive offices)

(949) 271-6700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2006, DynTek Inc. (the “Company”) effected a 1-for-10 reverse stock split of the Company’s outstanding shares of Common Stock (the “Reverse Split”). The holders of not less than a majority of the Company’s issued and outstanding shares of Common Stock authorized the Board of Directors of the Company to amend the Company’s Second Amended and Restated Certificate of Incorporation to effect the Reverse Split at the Company’s Annual Meeting of Stockholders, which was held on December 13, 2005. On May 24, 2006, the Board of Directors approved the Reverse Split and authorized the officers of the Company to effect the filing of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Split.

Further information regarding the reverse stock split is set forth in the Company’s press release dated June 5, 2006, attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)    Exhibits.

99.1 Press Release issued by DynTek, Inc. on June 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: June 6, 2006	By:	\s\ Mark E. Ashdown
Mark E. Ashdown
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by DynTek, Inc. on June 5, 2006.